Exhibit 99.1

Ironclad Performance Wear Reports Fourth Quarter and

Fiscal Year 2013 Results

2013 Net Sales Down 6%, 4th Quarter Revenue Surge Culminates Challenging Year

LOS ANGELES, CA – March 5, 2014 – Ironclad Performance Wear Corporation (ICPW:OB), the recognized leader in high-performance task-specific work gloves, reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Fourth Quarter 2013 Results

The Company reported Net Sales for the fourth quarter of 2013 of $10.1 million, a decrease of 6.3% percent from the fourth quarter total of $10.7 million for 2012, primarily resulting from unusually strong KONG® sales in the fourth quarter last year.

Gross Profit was $3.1 million, or 30.9% of Net Sales in the fourth quarter of 2013, compared to $4.1 million, or 38.1% of Net Sales in the fourth quarter of 2012. Margins were lower as compared to the prior year due to changes in customer mix and competitive pressures in our industrial channel.

Expenses as a percent of Net Sales in the fourth quarter of 2013 decreased to 19.9%, or $2.0 million, compared to 20.5% of Net Sales, or $2.2 million during the same period last year.

Income from Operations in the fourth quarter of 2013 was $1.1 million or 11.0% as compared to $1.9 million or 17.6% during the same period in 2012.

The Company recorded a deferred tax benefit of $214,500 in 2013 and $857,500 in 2012.

Net Income for the fourth quarter of 2013 was $1.3 million, or $0.02 per share, as compared to $2.6 million, or $0.03 per share, in the same period last year.

“During the fourth quarter, the Ironclad team worked diligently with its long-time partner, Orr Safety, to address competitive pressures in the oil & gas markets,” said Jeff Cordes, Ironclad’s new CEO. “We are pleased to report that the Company, working with Orr Safety, has landed an important new industrial customer that will begin receiving KONG product in 2014. Additionally, late in the fourth quarter, Ironclad and Orr Safety introduced an expanded line of KONG gloves to reinforce the product’s competitive standing within the oil and gas industry.  These new products have been well received and are expected to drive growth in 2014.”

Fiscal 2013 Year-End Results

Full-year Net Sales for 2013 were $24.5 million, representing a 6.3% decrease from the 2012 Net Sales of $26.2 million primarily resulting from lower oil and gas sales throughout the year.

Gross Profit was $8.1 million or 33.1% of Net Sales in 2013, as compared to $10.1 million, or 38.4% of Net Sales for full-year 2012. Margins were impacted by a shift in customer mix from industrial to new retail and private label customers that required higher process and support costs.

Expenses as a percent of Net Sales increased to 32.1%, or $7.9 million, compared to 29.0% of Net Sales, or $7.6 million for full-year 2012. Operating expenses were up due to increased marketing and professional fees, offset by declines in benefits, legal and bank fees.

Income from Operations was $243,000 for 2013 as compared to an Income from Operations of $2.5 million for fiscal year 2012.

The Company reduced its deferred tax valuation allowance thereby recognizing $214,500 and $857,500 in tax benefits in 2013 and 2012, respectively.

Net Income for 2013 was $561,000, or $0.01 per share, as compared to a Net Income of $3.1 million or $0.04 per share, in the prior year.

“Ironclad, while working through a difficult year in 2013 made some important strides that I believe will better position it going forward.” said Jeff Cordes, Ironclad’s new CEO. “The Company has been challenged by slower industrial order flow due, in part, to a few industrial customers experiencing internal order system issues and stock rationalizations; and, in part, due to increased competitive offerings with lower prices and fewer features. While the Company offset much of the industrial short fall in 2013 with expanded retail and private label volume, the overall mix of business did not carry the commensurate revenue and margin contribution of the prior year. ”

Mr. Cordes added, “We recognize there are challenges ahead, but continue to strongly believe there is great potential to leverage the various Ironclad brands and technology for future growth.  Our vendors and customers continue to demonstrate tremendous loyalty to Ironclad, which attests to the value of our brands and the products we make.”

2014 Outlook

The Company believes providing investors with guidance for the current year is important; however, we want to be careful and thoughtful regarding the information provided. Therefore, we will delay providing our annual outlook until the second quarter, which will give the Company’s new management team time to complete a thorough review of the Company’s prospects.

Conference Call

Ironclad Performance Wear will hold a conference call to discuss 2013 financial results on Wednesday, March 5th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To participate in the conference call, interested parties should dial:

Date: Wednesday, March 5, 2014

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Domestic Dial-In Number: (877) 941-4774

International Dial-In Number: (480) 629-9760

Conference ID Number: 4670907

The conference call will be broadcast simultaneously and available for replay at: http://public.viavid.com/index.php?id=108059 and via the landing page of the Company's Website at www.ironclad.com.

Replay Dial-In Numbers:

TOLL-FREE   1-877-870-5176

TOLL/INTERNATIONAL   1-858-384-5517

From:  03/05/14 at 7:30 pm Eastern Time

To:    04/05/14 at 11:59 pm Eastern Time

Replay Pin Number:  4670907

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through April 5, 2014.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a leader in high-performance task-specific work gloves. It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding guidance about and achievement of financial goals and performance for 2014, increasing interest in and sales of Ironclad’s products, market opportunities presented by new products and/or customers and Ironclad’s profitability in 2014. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Information about Non-GAAP Financial Measures

This release contains disclosure regarding the non-GAAP financial measure “EBITDA, which also includes non-cash stock option expense (i.e. Earnings Before Interest, Taxes, Depreciation, Amortization and ASC 718 stock option expense).” The Company believes that disclosure regarding EBITDA, which also includes non-cash stock option expense, as a supplemental measure of performance improves the transparency of the Company’s disclosures. This non-GAAP financial measure is not a substitute for GAAP financial results, and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.

Contact

Jeffrey Cordes, CEO

jeffc@ironclad.com

(310) 643-7800 x120

Ironclad Performance Wear Corp.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
ASSETS		
Current Assets		
Cash and cash equivalents	$ 313,750	$ 721,589
Accounts receivable net of allowance for doubtful accounts of $48,000	6,782,191	6,423,670
Due from factor without recourse	-	915,492
Inventory net of reserve of $621,000 and $619,000	4,570,402	5,281,445
Deposits on inventory	868,662	716,273
Prepaid and other	407,619	308,814
Deferred tax asset - current	274,000	857,500
Total Current Assets	13,216,624	15,224,783
Property and Equipment		
Computer equipment and software	442,262	515,058
Vehicle	39,630	43,680
'Furniture and equipment	196,744	179,835
Leasehold improvements	90,441	47,381
Less: accumulated depreciation	(577,759)	(529,917)
Total Property and Equipment, Net	191,318	256,037
Other Assets		
Trademarks and patents net of accumulated amortization of $49,064 and $40,318	138,260	132,168
Deposits	10,204	10,204
Deferred tax asset - long term	798,000	-
Total Other Assets	946,464	142,372
Total Assets	**$ 14,354,406**	**$ 15,623,192**
LIABILITIES & STOCKHOLDERS' EQUITY		
Current Liabilities		
Accounts payable and accrued expenses	$ 2,129,905	$ 4,932,648
Line of credit	2,169,411	1,483,883
Total Current Liabilities	4,299,316	6,416,531
Total Liabilities	4,299,316	6,416,531
Stockholder's Equity		
Common stock, $0.001 par value, 172,744,750 shares authorized, 76,704,275 and 76,447,587 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	76,704	76,448
Capital in excess of par value	19,208,255	18,920,811
Accumulated deficit	(9,229,869)	(9,790,598)
Total Stockholders' Equity	10,055,090	9,206,661
Total Liabilities & Stockholders' Equity	**$ 14,354,406**	**$ 15,623,192**